UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
(Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934)
Date of Report (Date of earliest event reported): September 20, 2007
PHOENIX TECHNOLOGIES LTD.
(Exact name of registrant as specified in charter)

Delaware	0-17111	04-2685985

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

915 Murphy Ranch Road, Milpitas, California		95035

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (408) 570-1000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 2 — Financial Information
ITEM 2.05 Costs Associated with Exit or Disposal Activities
     On September 20, 2007, the Board of Directors of Phoenix Technologies Ltd. (the “Company”) approved a restructuring for the purpose of closing the Company’s facility in Norwood, Massachusetts, which Company management has determined is no longer economical. The Company expects to record a restructuring charge in the aggregate amount of approximately $750,000 in the fourth quarter of fiscal year 2007, all of which represents cash expenditures. It is estimated that the actions under this restructuring plan will be completed within the next four weeks.
     The actions under this restructuring will involve reducing the Company’s workforce by approximately 12 employees and vacating the Norwood facility. The estimated restructuring charges will consist of approximately (i) $500,000 related to severance costs and (ii) $250,000 related to on-going lease obligations for the Norwood facility.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2007	Phoenix Technologies Ltd.
/s/ Timothy C. Chu
Timothy C. Chu
Vice President, General Counsel and Secretary